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                       RULE 10F-3 REPORT FORM FOR URDANG

                      MANAGERS REAL ESTATE SECURITIES FUND

                         RECORD OF SECURITIES PURCHASED
                             RULE 10F-3 PROCEDURES

1.   Name of Portfolio: MANAGERS REAL ESTATE SECURITIES FUND
                        ------------------------------------

2.   Name of Issuer: Commonwealth REIT

3.   Underwriter from whom purchased: Citigroup

4. "Affiliated Underwriter" managing or participating in underwriting syndicate: BNY Mellon Capital

5. Aggregate principal amount of purchase by all investment companies and other discretionary accounts advised by the Adviser: $10,800,000
                                                          -----------

6.   Aggregate principal amount of offering: $240,000,000
                                             ------------

7.   Purchase price (net of fees and expenses): $24.00
                                                ------

8.   Offering price at close of first day on which any sales were made: $24.00
                                                                        ------

9.   Date of Purchase: 07/13/2011

10.  Date offering commenced: 07/13/2011

11.  Commission, spread or profit:_______ % $0.61
                                            -----

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
12.  Have the following conditions been satisfied?                              Yes        No
                                                                               -----      ----

a.   The securities are:

     part of an issue registered under the Securities Act of 1933 which is
     being offered to the public;                                               [X]        [ ]

     Eligible Municipal Securities;                                             [ ]        [X]

     sold in an Eligible Foreign Offering; OR                                   [ ]        [X]

     sold in an Eligible Rule 144A Offering?                                    [ ]        [X]

b.   (1) The securities were purchased prior to the end of the first day        Yes        No
     on which any sales were made, at a price that is not more than the price  -----      ----
     paid by each other purchaser of securities in that offering or in any concurrent offering of the securities {except, in the case of an Eligible Foreign Offering, for any rights to purchase that are
     required by law to be granted to existing security holders of the          [X]        [ ]
     issuer);OR
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
       (2)  If the securities to be purchased were offered for subscription upon exercise of rights, such securities were purchased on or before the
       fourth day preceding the day on which the rights offering terminates?    [ ]        [ ]

c.     The underwriting was a firm commitment underwriting?                     [X]        [ ]

d.     The commission, spread or profit was reasonable and fair in relation
       to that being received by others for underwriting similar securities     [X]        [ ]
       during the same period?

e.     The issuer of the securities, except for Eligible Municipal
       Securities, and its predecessors have been in continuous operation       [X]        [ ]
       for not less than three years?

f.     (1) The amount of the securities, other than those sold in an            [x]        [ ]
       Eligible Rule 144 A Offering (see below), purchased by all of the investment companies and other discretionary accounts advised by the
       Adviser did not exceed 25% of the principal amount of the offering;
       OR

       (2) If the securities purchased were sold in an Eligible Rule 144 A Offering, the amount of such securities purchased by all of the investment companies and other discretionary accounts advised by the Adviser did not exceed 25% of the total of:

       (i) The principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified
       institutional buyers, as defined in Rule 144A{a)(l), plus                [ ]        [ ]

       (ii) The principal amount of the offering of such class in any concurrent public offering?

g.     (1) No affiliated underwriter of the Purchasing Portfolio (or, in the case of a Multi- Adviser Portfolio, a Sleeve thereof) was a
       direct or indirect participant in or beneficiary of the sale; OR         [X]        [ ]

       (2) With respect to the purchase of Eligible Municipal Securities, such purchase was not designated as a group sale or otherwise
       allocated to the account of an affiliated underwriter?                   [ ]        [ ]

h.     Information has or will be timely supplied to the appropriate officers of the Trust for inclusion on SEC Form N-SAR and quarterly
       reports to the Trustees?                                                 [X]        [ ]
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I have submitted these answers and completed this form based on all available information.

Name:   /s/ R. Joseph Law
        -----------------------------------------
Title:  Chief Compliance Officer
Date:  7/14/11